Exhibit No. 99

For Immediate Release

Media Contact:	Investor Contacts:
Susan Busch, Director of Corporate PR	Jennifer Driscoll, Vice President of Investor Relations
(612) 291-6114 or susan.busch@bestbuy.com	(612) 291-6110 or jennifer.driscoll@bestbuy.com

Charles Marentette, Senior Director of Investor Relations
(612) 291-6184 or charles.marentette@bestbuy.com

Carla Haugen, Director of Investor Relations
(612) 291-6146 or carla.haugen@bestbuy.com

Best Buy to Acquire Majority Interest in
Jiangsu Five Star

Fourth-Largest Chinese Retailer of Appliances and
Consumer Electronics Provides Best Buy With Immediate
Presence in Fast-Growing Global Market

MINNEAPOLIS, May 12, 2006 – Best Buy Co., Inc. (NYSE: BBY) has agreed to acquire a majority interest in Jiangsu Five Star Appliance Co., Ltd. (Five Star), China’s fourth-largest appliance and consumer electronics retailer. This transaction, consistent with the company’s previously announced strategy for global expansion, will provide Best Buy with an immediate retail presence in China through Five Star’s 136 stores throughout eight of China’s 34 provinces. Together with Five Star’s knowledgeable, established management team, Best Buy hopes to accelerate its understanding of customers and retail operations in the world’s fastest-growing market. The transaction has received the necessary Chinese government regulatory approvals, including a business license that was granted on May 11, 2006. The transaction is expected to close in June 2006.

“Best Buy is pleased to be entering China’s retail market with Five Star’s management team as our partners. They are strong leaders with considerable customer insights and strong local networks. We are very encouraged by the relationships that have already been forged between our two companies,” said Robert Willett, CEO of Best Buy International. “This relationship complements our other efforts to learn about the Chinese retail environment. In addition to our new work with Five Star, we are moving forward with our plans to open our first Best Buy retail store in China this year.”

“Five Star and Best Buy share the desire to bring great consumer electronics products and services to Chinese customers. We look forward to this exciting new chapter that our two companies will write together,” said Wang Jian Guo, chairman of the Five Star board of directors. “We believe that we can continue to enhance our customers’ experience as we benefit from Best Buy’s expertise in retail operations, IT and supply chain.”

“We have a high regard for Mr. Wang and the culture he helped establish at Five Star. His entrepreneurship and leadership will be critical as we further develop our relationships and presence in China,” said Weimin Lu, chairman and general manager of Best Buy China. Mr. Wang, a native of Jiangsu province, will remain the chairman of Five Star’s board of directors.

Mr. Willett added, “We appreciate the significance of this transaction and are grateful for the support of this venture by local and national Chinese government officials.”

About the Transaction

Upon closing, Best Buy will hold a majority ownership interest in Five Star for an investment of US $180 million, including an injection of US $122 million in capital. The remaining interests in Five Star will continue to be owned by its current employees and management team. The transaction is expected to be neutral to Best Buy earnings in fiscal 2007.

Five Star was founded in 1998 as a wholesale business and opened its first retail store in Nanjing in 2001. Five Star has more than 12,000 company employees, and headquarters in Nanjing, Jiangsu. Five Star’s current management team, including the company’s founder, will remain with the company. Five Star’s stores will continue to operate under the current brand.

Five Star’s 2005 revenue was nearly US $700 million, an increase of more than 50 percent from the prior year. Five Star’s most significant product categories include air-conditioning, video and audio products, appliances, and digital communication devices.

Best Buy’s International Growth Strategy

Consumer electronics sales in China are projected to be nearly U.S. $100 billion in 2010 and are projected to grow in the double digits for the next decade. Best Buy already operates three offices in China (located in Shanghai, Beijing and Shenzen) and has well-established relationships with manufacturers that are seeking to gain broader distribution in both China and North America.

Best Buy previously announced that it intends to open its first Best Buy-branded store in Shanghai. Additional details about that new store have yet to be disclosed.

Best Buy’s expansion outside of the United States began in November 2001 with the acquisition of Future Shop Ltd., Canada’s leading consumer electronics retailer. The company launched a dual-branding strategy in Canada in fiscal 2003 with the introduction of the Best Buy brand, providing customers with a choice of in-store experiences and product mixes. Today, the company operates 119 Future Shop stores and 44 Best Buy stores in Canada.

“Our experience in Canada is helping us to build an array of global capabilities, such as supply chain, IT and sourcing, that will assist with our expansion into China. We are encouraged by the significant opportunity to leverage our recent investments for both top-line and bottom-line growth,” said Mr. Willett. “International growth is an important part of our long-term plans.”

Mr. Willett continued, “Our decision to move forward with the Five Star transaction was a careful one, and the outcome of building a strong relationship with Mr. Wang and his team. The mutual respect gained from our interactions reinforced our confidence in this venture.”

Forward-Looking and Cautionary Statements:

This news release contains forward-looking statements that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, product availability, sales volumes, profit margins, weather, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability. A further list and description of these risks, uncertainties and other matters can be found in the company’s Current Report on Form 10-K filed with the Securities and Exchange Commission on May 10, 2006, and in our other periodic reports filed from time to time with the SEC. Best Buy cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

About Best Buy Co., Inc.

Best Buy Co., Inc. (NYSE: BBY) is an innovative Fortune 100 growth company that continually strives to create superior customer experiences. Through more than 940 retail stores across the United States and in Canada, our employees connect customers with technology and entertainment products and services that make life easier and more fun. We sell consumer electronics, home-office products, entertainment software, appliances and related services. A Minneapolis-based company, our operations include: Best Buy (BestBuy.com and BestBuy.ca), Future Shop (FutureShop.ca), Geek Squad (GeekSquad.com and GeekSquad.ca), Magnolia Audio Video (Magnoliaav.com), Pacific Sales (pacificsales.com) and Audio Visions (avisions.com). We support our communities through employee volunteerism and grants from The Best Buy Children’s Foundation.

# # #